UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 13, 2016

PLUSH CORPORATION.

(Exact name of registrant as specified in its charter)

Nevada	333-209166
State or other jurisdiction of incorporation	Commission File Number	IRS Identification No.

5348 Vegas Drive, Las Vegas, NV 89108

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (702) 831-6550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of registrant

On October 12, 2016, a change in control of Plush Corporation (the "Company") occurred by virtue of the Company's largest shareholders, Alexander Bains and Numan Ijaz, each selling 2,500,000 shares of the Company's common stock, which represents 62.5% of the Company's total issued and outstanding shares of common stock. Such 5,000,000 total shares sold represents all of the shares of the Company's common stock owned by Messrs. Bains and Ijaz.

Mr. Bains sold 1,580,000 shares to Eric Yap, and 920,000 shares to Chui Mean Yap.  Mr. Ijaz sold 2,5000,000 shares to Eric Yap.

Total ownership of a majority of the Company's issued and outstanding as a result of these transactions is as follows:

Eric Yap	4,080,000	51%

Chui Mean Yap	920,000	11.5%

The Company is not aware of any relationship, contract, agreement, understanding or arrangement between Messrs. Bains and Ijaz, and Messrs Eric and Chui Mean Yap.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLUSH CORPORATION
/s/ Eric Yap
Dated: October 13, 2016	By:	Eric Yap, CEO